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                                                                Exhibit 4.01

                          The Hunter Group, Inc.


COMMON STOCK                                                    COMMON STOCK
NO PAR VALUE                                                    NO PAR VALUE

            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK NO PAR VALUE PER
SHARE OF

The Hunter Group, Inc. (the "Corporation") transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

  This Certificate and the shares represented hereby, are issued and shall be held subject to all the provisions of the articles of incorporation of the Corporation, and any amendments thereto.

  Each share of the common stock shall have equal rights, privileges and preferences and shall be entitled to one vote per share. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary


President/CEO


COUNTERSIGNED AND REGISTERED:

               American Stock Transfer & Trust Company

                                                       TRANSFER AGENT
                                                       AND REGISTRAR

BY

                                                       AUTHORIZED OFFICER